SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING JULY 31, 1999
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION (USA)
                    BA MASTER CREDIT CARD TRUST SERIES 1998-B


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables..............  $103,380,013.71
                                                                 ---------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 11,527,780.31
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$  1,420,824.73
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$    625,000.00
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1998-A Certificates................................... $ 12,323,605.04
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1998-A  Certificates..................................$ 103,380,013.71
                                                                 --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1998-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 60,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  3,056,333.33
                                                                  --------------

         (ii) Class B Certificateholders.........................$    200,200.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    306,933.33
                                                                  --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  3,056,333.33
                                                                  --------------

         (ii) Class B Certificateholders ........................$    200,200.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    306,933.33
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1998-B Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 11th day of August, 1999.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION (USA)

                                 Transferor and Servicer


                                 By:  /s/ MARGARET A. SPRUDE
                                      --------------------------------------
                                      Name:  Margaret A. Sprude
                                      Title: SVP & Chief Financial Officer